CERTIFICATION

Pursuant to 18 United States Code Section 1350

The undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2003 of Dollar General Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David A. Perdue__________________

Name: David A. Perdue

Title:   Chief Executive Officer

Date:    May 29, 2003